Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-266745 on Form F-1 of our report dated May 20, 2024, (September 3, 2024, as to subsequent events described in Note 13e and 13f and the effects of the forward share split described in Note 7b(5) and 13g) relating to the financial statements of Polyrizon Ltd. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

October 2, 2024